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                                                                   EXHIBIT 10.36

                         GROUP TECHNOLOGIES CORPORATION
                   INDEPENDENT DIRECTORS COMPENSATION PROGRAM
                          ADOPTED ON SEPTEMBER 1, 1995

                   AMENDED AND RESTATED ON FEBRUARY 21, 1996

                           DESCRIPTION OF THE PROGRAM


     NAME. The name of this benefit program shall be the "Independent Directors Compensation Program."

     PURPOSE. The purpose of the Independent Directors Compensation Program is to enable Group Technologies Corporation (the "Company") to attract, retain and motivate experienced directors by providing compensation that is competitive with compensation offered to independent directors of other similarly situated public corporations in the United States.

     ELIGIBILITY AND PARTICIPATION. Only "Independent Directors," defined as those members of the Board of Directors of the Company (the "Board") who are not otherwise employed by the Company, its subsidiaries or any affiliate of the Company in any other capacity, are eligible to participate in the Independent Directors Compensation Program. Any Independent Director on the Board as of September 1, 1995 (the "Effective Date") and thereafter shall be eligible for compensation under the Independent Directors Compensation Program.

     COMPENSATION. Independent Directors shall be compensated as set forth below:

     a) Upon election to the Board at the Company's annual shareholders' meeting, each Independent Director shall receive nonstatutory stock options in the amount of 7,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), and options for an additional 7,000 shares of Common Stock upon reelection at each subsequent annual meeting of the shareholders. In the event that an Independent Director is elected to the Board at time other than the Company's annual shareholders' meeting, he or she shall receive, at the time he or she is elected, stock options for a pro rated number of shares to be determined by multiplying 7,000 by a fraction, the numerator of which is the number of months remaining until the Company's next annual shareholders' meeting and the denominator of which is twelve (12). All such stock options shall be subject to the terms and conditions of the Company's Independent Directors' Stock Option Plan (the "Option Plan") and Stock Option Agreement for Independent Directors.

     b) Each Independent Director elected to the Board at the Company's annual shareholders' meeting shall receive an annual retainer in the amount of $15,000.00 (the "Annual Retainer"), which Annual Retainer shall be paid quarterly, in equal installments of $3,750.00 by checks issued no later than the fifteenth (15th) calendar day following the end of each of the Company's fiscal quarters during which the Independent Director served on the Board. Alternatively, pursuant to Paragraph d) below, each Independent Director may elect to receive his or her Annual Retainer in the form of nonstatutory stock options in lieu of cash. Any such stock options shall be granted pursuant to the Option Plan on a quarterly basis, with the number of shares to be granted under such options to be determined by dividing the Annual Retainer by 33% of the fair market value of the Company's stock, as determined in accordance with
Section 7.B. of the Option Plan, on the Date of Grant, as defined below, and multiplying that figure by 1/4. The stock options shall be granted no later than the fifteenth (15th)

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                                                                   EXHIBIT 10.36

calendar day following the end of each of the Company's fiscal quarters during which the Independent Director served on the Board (the "Date of Grant"). All Independent Directors serving on the Company's Board on the Effective Date shall receive the Annual Retainer for all services provided since the Company's 1995 annual shareholders' meeting. If payable in cash, the installment payment for the Company's fiscal quarter ended July 2, 1995 (the "Second Quarter Retainer") shall be paid by a check issued to the Independent Director on the thirtieth (30th) calendar day following the Effective Date. In the event that an Independent Director serving on the Board as of the Effective Date elects to receive his Annual Retainer in stock options in lieu of cash, the options to be awarded to him or her for the Second Quarter Retainer shall be priced at the fair market value of the Company's stock, as determined in accordance with
Section 7.B. of the Option Plan, on the Effective Date, which will be deemed to be the date of grant for such options. The number of stock options to be granted to an Independent Director for the Second Quarter Retainer shall be determined by dividing the Annual Retainer by 33% of the fair market value of the Company's stock, as determined in accordance with Section 7.B of the Option Plan, on the Effective Date, and multiplying that figure by 1/4. In the event that an Independent Director is elected to the Board at a time other than at the Company's annual shareholders' meeting, he or she shall receive a pro rated Annual Retainer (the "Pro Rated Annual Retainer") to be determined by multiplying $15,000.00 by a fraction, the numerator of which is the number of months remaining until the Company's next annual shareholders' meeting and the denominator of which is twelve (12). Such Pro Rated Annual Retainer shall be paid in quarterly installments, either cash or stock options as elected by the Independent Director beginning no later than the fifteenth (15th) calendar day following the end of the Company's fiscal quarter in which such Independent Director was elected to the Board.

     c) Each Independent Director shall receive the sum of $1,000.00 for each meeting of the Board for which he or she is in attendance (the "Attendance Fee"). "Attendance" shall be defined as participation in a meeting of the Board, whether in person or by telephone, but shall not include execution of an action by written consent. Attendance Fees for all Board meetings attended during a fiscal quarter shall be payable, together with the Annual Retainer, by a check issued no later than the fifteenth (15th) calendar day following the
end of the fiscal quarter.   Alternatively, pursuant to Paragraph d) below,
each Independent Director may elect to receive his or her Attendance Fees in the form of nonstatutory stock options in lieu of cash. Any such stock options shall be granted pursuant to the Option Plan on a quarterly basis, with each grant to be made, together with stock options for the Annual Retainer, no later than the fifteenth (15th) calendar day following the end of each of the Company's fiscal quarters (the "Date of Grant"). The number of shares to be granted under such options shall be determined by dividing the Attendance Fees earned during the previous fiscal quarter by 33% of the fair market vale of the Company's stock, as determined in accordance with Section 7.B. of the Option Plan, on the Date of Grant. The options shall be priced at the fair market value of the Company's stock, as determined in accordance with Section 7.B. of the Option Plan. Any Independent Director on the Board as of the Effective Date shall be paid the Attendance Fee for each meeting of the Board which he or she attended since the Company's 1995 annual shareholders' meeting, such Attendance Fees to be payable, together with the Annual Retainer, in nonstatutory stock options or in cash, as indicated by the Independent Director's election under this Program. In the event that an Independent Director serving on the Board as of the Effective Date elects to receive his or her Attendance Fees in stock options in lieu of cash, the number of shares to be granted under options to be awarded, together with stock options for the Second Quarter Retainer, shall be determined by dividing the Attendance Fees earned as of July 2, 1995 by 33% of the fair market value of the Company's stock, as determined in accordance with Section 7.B. of the Option Plan, on the Effective Date.

     d) Each Independent Director may elect to receive his or her Annual Retainer and Attendance Fees in the form of nonstatutory stock options in lieu of cash. The election to receive stock options in lieu of cash must be made by the Independent Director no later than the tenth (10th) calendar

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                                                                   EXHIBIT 10.36

day following the Effective Date and, thereafter, within ten (10) calendar days of being elected to a term on the Board. Such election to receive stock options in lieu of cash shall be irrevocable for the remainder of the director's current term and applies to all compensation described in Paragraphs
b) and c) above.

     EXPENSE REIMBURSEMENT. Each Independent Director shall be reimbursed for travel and other expenses incurred in the performance of his or her duties.

     ABILITY TO DEFER CASH COMPENSATION. Each Independent Director may elect to participate in the Company's Management Deferred Compensation Plan. The Plan, which effectively enables each Independent Director to defer recognition of any cash compensation, provides for a range of investment alternatives, including mutual funds.

     ADMINISTRATION. The Independent Directors Compensation Program is administered by the Compensation Committee of the Board. The Committee members are selected by the Board and have no specific term of office.

     RESIGNATION FROM THE BOARD OF DIRECTORS. The resignation of any Independent Director shall cause such director to be ineligible to receive the remainder of the Annual Retainer installments not yet paid to him or her, and all compensation hereunder shall cease. To the extent the resigning director has opted to defer any cash compensation under the Company's Deferred Compensation Plan, all such compensation will be distributed to him or her in accordance with the provisions of the Company's Deferred Compensation Plan as applicable to terminated or resigning employees.

     PROGRAM TERMINATION OR MODIFICATION. The Compensation Committee shall review the Independent Directors Compensation Program on at least an annual basis and may make changes, alternations or modifications to the program which are deemed to be in the Company's best interest, provided, however, that the provisions of the program shall not be changed, altered or modified more than once every six months. Any change, alteration or modification shall be made by a written instrument consented to by the Board. The Board may similarly terminate the Independent Directors Compensation Program at any time if, in the judgment of the Board, such termination is in the Company's best interest.

IN WITNESS WHEREOF, the Company has caused this Independent Directors Compensation Program to be executed in its name and on its behalf on May 2, 1996 by the person named below, but effective as of February 21, 1996.




                                     GROUP TECHNOLOGIES CORPORATION



                                     By: /s/ Carl P. McCormick
                                         ------------------------------------
                                          Carl P. McCormick
                                          President & Chief Executive Officer


ATTEST:



/s/ Michael L. Schuman
- - ----------------------
Secretary